Exhibit 99.2

CONSULTING AGREEMENT

THIS AGREEMENT made as of the 15th day of November, 2004.

BETWEEN:

FAIRCHILD INTERNATIONAL CORPORATION, of Suite 1220, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8

(the Company")

AND:

DAVID STADNYK

(the "Consultant")

WHEREAS:

A. The Company wishes to engage the services of the Consultant;

B. The Consultant has agreed to provide consulting services to the Company and to expend such amount of its time as is necessary to provide the same, on the terms set forth herein,

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1. APPOINTMENT OF CONSULTANT

The Company hereby appoints the Consultant to provide consulting services for the benefit of the Company as more particularly set forth in Schedule "A" attached hereto (the "Services"), and the Company hereby authorizes the Consultant to exercise such powers as provided under this Agreement. The Consultant accepts such appointment and authority on the terms and conditions herein set forth.

The Consultant is now and shall remain an independent contractor and nothing contained in this Agreement is intended to create or shall be construed so as to create an agency or employment relationship, a partnership or joint venture between the Company and the Consultant.

The Consultant will be subject to the direction of the Directors of the Company and shall keep the Board informed as to all material matters concerning the Consultant's activities.

2. COMPENSATION OF CONSULTANT

As full and final compensation for the Services to be rendered by the Consultant pursuant to this Agreement, the Company shall issue to the Consultant a total of 100,000 "post-consolidation" shares issuable on the commencement date of this Agreement, said shares to be issued pursuant to an S8 registration statement.

3. TERMINATION OF MANAGEMENT AGREEMENT

By the execution of this Agreement the Company effectively terminates that management services agreement (the "Management Services Agreement") between the Company and the Consultant dated May 14, 2003 provided that it is acknowledged that, in lieu of any other obligations of the Company to the Consultant arising under the Management Services Agreement or otherwise, the Company shall issue to the Consultant 320,000 "post-consolidation" shares, such shares to be issued concurrent with the effective date of this Agreement.

4. GENERAL MATTERS

The Company shall make available to the Consultant all information and data and shall permit the Consultant to have access to all documents or premises as are reasonably necessary to enable him to perform the Services provided for under this Agreement. The Consultant hereby covenants and agrees with the Company to not publicly disclose or use any information not otherwise in the public domain which the Consultant now has or may hereafter acquire relating to the Company or its business other than in connection with the performance by the Consultant of the Services.

This Agreement shall be for a term commencing as at the date that the Company effects a 25 for 1 consolidation of its outstanding shares and expiring 60 days thereafter.

During the term of this Agreement, the Consultant shall devote such of its time, attention, and abilities to the business of the Company as the Company shall reasonably request provided that nothing contained herein shall be deemed to require the Consultant to devote its exclusive time, attention and abilities to the business of the Company; and the Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement or in any other capacity for any other person, firm or company provided such action shall not prevent the Consultant from fulfilling its duties pursuant to this Agreement.

The Company shall reimburse the Consultant for such reasonable expenses incurred by the Consultant in the course of conducting the activities described in this Agreement as have been pre-approved by the Company.

The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.

FAIRCHILD INTERNATIONAL CORPORATION

Per: /s/ Anish Somani

Authorized Signatory

/s/ David Stadnyk
DAVID STADNYK

SCHEDULE "A"

CONSULTING SERVICES

Advising the Company generally with its proposed reorganization and assisting the new management of the Company with respect to regulatory compliance issues